UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

ELVICTOR GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56508	84-3868118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Vari, Attica, Greece

(Address of principal executive offices)

 +1 877 374 4196

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective June 11, 2026, the Board of Directors (the “Board”) of Elvictor Group, Inc. (the “Company”) removed without cause Christodoulos Tzoutzakis as the Company’s Chief Operating Officer and Chief Technology Officer. Mr. Tzoutzakis’s removal was not for cause and not the result of any disagreement with the Board of Directors or the Company’s management, and was not in connection with any matter relating to the Company’s operations, financial reporting, or internal controls.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELVICTOR GROUP, INC.

Date:	June 11, 2026

By:	/s/ Konstantinos S. Galanakis
Name:	Konstantinos S. Galanakis
Title:	Chief Executive & Financial Officer

2